Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL RECEIVES SHAREHOLDER APPROVAL

FOR PROPOSED ACQUISITION BY PAMPLONA CAPITAL MANAGEMENT

BOSTON, September 18, 2017 - PAREXEL International Corporation (NASDAQ: PRXL) (“PAREXEL” or the “Company”), a leading global biopharmaceutical services company, announced today that its shareholders, at a special meeting held on September 15, 2017 in Boston, Massachusetts, approved the previously announced proposed acquisition of the Company by certain investment funds affiliated with Pamplona Capital Management (“Pamplona”). 78.3 percent of the Company’s shares outstanding were voted, with more than 98 percent of the votes cast in favor of the proposal, representing more than 77 percent of PAREXEL’s issued and outstanding shares. Under the terms of the proposed acquisition, Pamplona will acquire all outstanding shares of PAREXEL for $88.10 per share in cash.

The closing of the transaction is anticipated to occur on or about Friday, September 29, 2017, subject to the satisfaction of customary closing conditions at such time. At the closing, PAREXEL will become a privately held company and shares of PAREXEL’s common stock will no longer be listed on any public market.

About PAREXEL International Corporation

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology, and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 85 locations in 52 countries around the world, and had approximately 18,900 employees at the end of the fourth quarter. For more information about PAREXEL International Corporation visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth, and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: the risk that the proposed acquisition by Pamplona may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; the effect of the announcement or pendency of the proposed merger on the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed merger may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to proposed merger; actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including the restructuring announced on May 3, 2017; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device, and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:

Simon Harford

Senior Vice President and Chief Financial Officer

PAREXEL International

IR@PAREXEL.com

+ 1-781-434-4118

Investors:

Ronald Aldridge

Senior Director, Investor Relations

PAREXEL International

Ron.Aldridge@PAREXEL.com

+ 1-781-434-4753 or +1-781-434-8465

Media:

Mark Stephenson

Vice President, Corporate Communication

PAREXEL International

Mark.Stephenson@PAREXEL.com

+ 1-781-434-4783